                        Natural MicroSystems Corporation
                                 Exhibit Index


           No. 11.1   Statement of Computation of Earnings Per Share
                        (In $000 except per share data)



                                                  3 Months Ended
                                                  --------------
                                           March 31, 1995     March 31, 1996
                                           --------------     --------------

Net income                                         $  612             $  853
                                           ==============     ==============

Weighted average common shares outstanding          3,467              3,946


Common shares attributable to
dilutive options and warrants                         226                414
                                           --------------     --------------
Weighted average shares                             3,693              4,360
                                           ==============     ==============

Net income per share                               $ 0.17             $ 0.20
                                           ==============     ==============


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